UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
May 5, 2005 (April 29, 2005)

TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in Its Charter)

New York	Not Applicable
(State or Other Jurisdiction of	(IRS Employer
Incorporation)	Identification No.)

33-92990, 333-13477, 333-22809, 333-59778, 333-83964, 333-113602 and 333-121493
(Commission File Number)
c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(Address of principal executive offices) (Zip Code)
(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
[ ]	(17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Teachers Insurance and Annuity Association of America (“TIAA”), on behalf of the TIAA Real Estate Account (the “Registrant”), has engaged PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm for the period ending December 31, 2005.

As previously disclosed, on February 28, 2005, PwC was appointed as the independent registered public accounting firm for TIAA and the Registrant, effective upon the completion of PwC’s customary client acceptance procedures and execution of an engagement letter. On April 26, 2005, PwC informed TIAA and the Registrant that it had completed its client acceptance procedures. The parties executed an engagement letter on April 29, 2005.

During the Registrant’s two most recent completed fiscal years ended December 31, 2004, and 2003, and the subsequent interim period through the date of this Report, the Registrant did not consult with PwC regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 9.01

Financial Statement and Exhibits.
                 (a) Not Applicable.
                 (b) Not Applicable.
                 (c) Not Applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND
ANNUITY ASSOCIATION OF AMERICA

DATE: May 5, 2005	By:	/s/ Lisa Snow

Lisa Snow
Vice President and Chief Counsel,
Corporate and Tax Law